UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2008

DATATRAK International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20699	34-1685364
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-443-0082

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2008, DATATRAK International, Inc. (the "Company") received a notice from The Nasdaq Stock Market ("Nasdaq") indicating that the Company does not currently comply with Nasdaq Marketplace Rule 4310(c)(3), which requires the Company to have, for continued listing on The Nasdaq Capital Market, a minimum of $2,500,000 in stockholders’ equity or market value of $35,000,000 of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

As reported in the Company’s Form 10-Q for the quarter ended June 30, 2008, stockholders’ equity was ($1,548,737), and as of August 15, 2008, the market value of the Company’s common shares was $4,115,070 (this calculation was based on 13,716,901 common shares outstanding as of July 31, 2008 multiplied by the closing price of $0.30 per common share). The Company has not generated net income from operations in either of the past two fiscal years and reported net income from operations of $2,538,347 for the year ended December 31, 2005.

For the foregoing reasons, the Nasdaq staff is reviewing the Company’s eligibility for continued listing on the Nasdaq Capital Market. To facilitate this review, the Nasdaq staff has requested that the Company provide, on or before September 3, 2008, a specific plan to achieve and sustain compliance with the Nasdaq Capital Market listing requirements. The Company intends to timely file this plan with the Nasdaq staff. If, after the conclusion of its review process, the Nasdaq staff determines that the Company has not presented a plan that adequately addresses the issues noted in its letter dated August 18, 2008, then the Nasdaq staff will provide the Company with written notification that its common shares will be delisted from the Nasdaq Capital Market. At that time, the Company may appeal the decision to delist its common shares to a Nasdaq Listing Qualifications Panel.

The Company's press release dated August 22, 2008 regarding the notification from Nasdaq described above is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated August 22, 2008.

Certain statements made in this Form 8-K, other SEC filings or written materials or orally made by the Company or its representatives may constitute forward-looking statements that are based on management’s current beliefs, estimates and assumptions concerning the operations, future results and prospects of the Company and the clinical pharmaceutical research industry in general. All statements that address operating performance, events or developments that management anticipates will occur in the future, including statements related to future revenue, profits, expenses, cost reductions, cash management alternatives, restructuring our debt, raising additional funds, income and earnings per share or statements expressing general optimism about future results, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). In addition, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the safe harbors created in the Exchange Act. Factors that may cause actual results to differ materially from those in the forward-looking statements include the limited operating history on which the Company’s performance can be evaluated; the ability of the Company to continue to enhance its software products to meet customer and market needs; fluctuations in the Company’s quarterly results; the viability of the Company’s business strategy and its early stage of development; the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; the Company’s dependence on major customers; government regulation associated with clinical trials and the approval of new drugs; the ability of the Company to compete in the emerging EDC market; losses that potentially could be incurred from breaches of contracts or loss of customer data; the inability to protect intellectual property rights or the infringement upon other’s intellectual property rights; the Company’s success in integrating its recent acquisition’s operations into its own operations and the costs associated with maintaining and developing two product suites; delisting of the Company’s common shares from the Nasdaq Capital Market; and general economic conditions such as the rate of employment, inflation, interest rates and the condition of capital markets. This list of factors is not all inclusive. In addition, the Company’s success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not undertake any obligation to update any statements whether as a result of new information, future events or otherwise.

The information in this Form 8-K and the Exhibit(s) attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK International, Inc.

August 22, 2008	By:	/s/ Raymond J. Merk

Name: Raymond J. Merk
Title: Vice President of Finance, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 22, 2008